EXHIBIT 99.1

Cordia Bancorp Inc. Reports First Quarter 2015 Profit

MIDLOTHIAN, Va., May 7, 2015 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. ("Cordia") (Nasdaq:BVA), parent company of Bank of Virginia, reported net income of $351,000, or $0.05 per share, for the first quarter of 2015, compared to a net loss of $284,000, $(0.10) per share, for the first quarter of 2014.

Highlights

  28% year-over-year growth in loans, excluding guaranteed student loans
  16% year-over-year growth in total assets
  Net interest income up 6%, compared to the first quarter of 2014, and 10%, net of acquisition accounting adjustments
  Nonperforming assets decreased to 1.16% of total assets from 1.70% for the first quarter of 2014
  CordiaGrad, an online lending platform to refinance student loans, launched in the fourth quarter of 2014
  $340,000 net recovery of loan losses in the first quarter 2015

Chief Executive Officer Jack Zoeller stated, "We continue to grow the company to put to work the $15.4 million of equity capital we raised in 2014. Commercial loan growth continues at exceptional levels. We are also very excited about CordiaGrad, our online student loan refinancing platform, which gives us a new lending channel unique among community banks in Virginia."

Balance Sheet Activity

  Asset Growth. Total assets increased to $324.5 million at March 31, 2015, compared to $318.6 million at December 31, 2014 and $280.3 million at March 31, 2014.  During the first quarter of 2015, loans held for investment increased 3%, or $6.8 million. Of this amount, organic originations accounted for $10.2 million while purchased guaranteed student loans decreased $3.4 million. In addition, investment securities decreased $12.3 million, while cash and cash equivalents increased $11.3 million.

  Deposit Growth.  Total deposits were unchanged at $265.6 million at March 31, 2015, and December 31, 2014. Year-over-year, total deposits increased 13%, from $235.0 million at March 31, 2014.

  Asset Quality. Asset quality continued to improve, with non-performing assets decreasing to $3.8 million, or 1.16% of total assets, at March 31, 2015, from $3.9 million, or 1.21% of total assets, at December 31, 2014, and $4.7 million, or 1.70%, at March 31, 2014.

  Tangible Book Value.  Tangible book value per share was $4.22 at March 31, 2015, up from $4.16 at December 31, 2014.

Operating Results

Three months ended March 31, 2015 compared to the three months ended March 31, 2014

  Net income for the quarter ended March 31, 2015 was $351,000 compared to a net loss of $284,000 for the prior year first quarter.

  Net interest income was $2.01 million for the first quarter of 2015, compared to $1.90 million for the first quarter of 2014.

  Net interest income, net of acquisition accounting adjustments, increased $185,000, or 10.3%.

  Net interest margin was 2.69% and 3.39% for the first quarter of 2015 and 2014, respectively. Adjusting for the impact of acquisition accounting, net interest margin was 2.67% compared to 3.22% for the 2014 period.

  The provision for loan losses was a recovery of $340,000 in the first quarter of 2015 compared to a provision of $20,000 in the prior year quarter.

  Noninterest income increased to $213 thousand from $123 thousand in the prior year quarter due primarily to $71 thousand in gain on the sale of securities and loans.

  Noninterest expense decreased $70 thousand to $2.21 million for the first quarter of 2015, compared to $2.28 million for the first quarter of 2014.

About Cordia Bancorp

Cordia Bancorp Inc. is a public bank holding company founded in 2009 seeking to invest in undervalued community banks and pursue organic and strategic growth in the Mid-Atlantic banking market.  Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through six full-service banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia. CordiaGrad provides student loan refinancing services through two offices in Midlothian, VA and Washington, DC.

In late 2014 the Bank launched CordiaGrad, a student loan refinancing program aimed at high-achieving student loan borrowers. CordiaGrad seeks to provide significant rate savings to holders of federal, private, and parent student loans.

For more information about Cordia Bancorp, Bank of Virginia and CordiaGrad, visit our websites: www.cordiabancorp.com, www.bankofva.com and www.cordiagrad.com.

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's periodic filings with the Securities Exchange Commission. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

Cordia Bancorp
Consolidated Balance Sheets (unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Assets
Cash and due from banks	$ 9,602	$ 5,484	$ 5,789	$ 5,332	$ 10,499
Fed funds sold and Interest-bearing deposits	23,495	16,363	6,131	9,843	16,839
Total cash and cash equivalents	33,097	21,847	11,920	15,175	27,338
Securities available for sale, at fair value	41,411	53,483	54,581	45,835	24,464
Securities held to maturity, at cost	20,132	20,716	21,263	21,839	14,500
Restricted securities	2,405	2,092	1,525	1,525	1,529
Loans held for sale	117	--	--	--	--
Loans held for investment:
Commercial real estate	109,734	103,253	92,300	90,909	85,084
Commercial and industrial	24,057	24,153	25,376	24,605	22,118
Guaranteed student loans	61,441	64,870	67,421	70,624	80,966
Consumer and other	24,521	20,683	19,221	18,147	16,914
Total loans held for investment	219,753	212,959	204,318	204,285	205,082
Less: Allowance for loan losses	(1,102)	(1,089)	(1,226)	(1,407)	(1,504)
Net loans held for investment	218,651	211,870	203,092	202,878	203,578

Premises and equipment, net	4,402	4,432	4,496	4,510	4,430
Accrued interest receivable	1,986	2,040	1,902	1,830	2,177
Other real estate owned, net of valuation allowance	1,647	1,641	1,543	1,543	1,543
Other assets	696	479	485	390	697
Total assets	$ 324,544	$ 318,600	$ 300,807	$ 295,525	$ 280,256

Liabilities and stockholders' equity
Non-interest bearing deposits	27,628	30,709	24,490	24,890	21,649
Savings and interest bearing demand deposits	83,077	83,339	78,779	75,660	74,818
Time deposits	154,920	151,555	149,679	144,643	138,561
Total deposits	265,625	265,603	252,948	245,193	235,028

Accrued expenses and other liabilities	1,061	861	877	3,419	12,202
FHLB borrowings	30,000	25,000	20,000	20,000	20,000
Total liabilities	296,686	291,464	273,825	268,612	267,230

Common stock - voting	51	51	51	51	28
Common stock - nonvoting	14	14	14	14	--
Additional paid-in-capital	33,011	32,956	32,895	32,847	18,672
Retained deficit	(5,066)	(5,417)	(5,477)	(5,559)	(5,289)
Accumulated other comprehensive loss	(152)	(468)	(501)	(440)	(385)
Total stockholders' equity	27,858	27,136	26,982	26,913	13,026
Total liabilities and stockholders' equity	$ 324,544	$ 318,600	$ 300,807	$ 295,525	$ 280,256

Cordia Bancorp
Consolidated Statements of Income (unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Interest Income
Interest and fees on loans	$ 2,183	$ 2,247	$ 2,275	$ 2,252	$ 2,149
Investment securities	363	405	346	311	207
Interest on federal funds sold and deposits with banks	7	6	4	9	6
Total interest income	2,553	2,658	2,625	2,572	2,362

Interest Expense
Interest on deposits	454	451	443	441	426
Interest on FHLB Borrowings	89	76	57	56	41
Total interest expense	543	527	500	497	467

Net interest income	2,010	2,131	2,125	2,075	1,895
Provision for (recovery of) loan losses	(340)	182	(106)	209	20
Net interest income after provision for (recovery of) loan losses	2,350	1,949	2,231	1,866	1,875

Non-interest income
Service charges on deposit accounts	30	34	44	19	26
Net gain (loss) on sale of available for sale securities	114	116	(3)	--	64
Other fee income	69	50	41	43	33
Total non-interest income	213	200	82	62	123

Non-interest expense
Salaries and employee benefits	1,280	1,094	1,244	1,102	1,406
Professional services	84	104	92	125	106
Occupancy	153	139	139	136	151
Data processing and communications	198	184	206	160	142
FDIC assessment and bank fees	90	96	99	96	94
Bank franchise taxes	49	23	23	27	29
Student loan servicing fees and other loan expenses	146	191	144	210	126
Other real estate expenses	6	18	6	17	5
Supplies and equipment	73	78	82	83	75
Insurance	20	42	40	44	41
Director's fees	26	50	46	75	16
Marketing and business development	18	21	15	9	6
Other operating expenses	69	49	95	114	85
Total non-interest expense	2,212	2,089	2,231	2,198	2,282

Net income (loss)	$ 351	$ 60	$ 82	$ (270)	$ (284)

Earnings (loss) per share, basic and diluted	$ 0.05	$ 0.01	$ 0.01	$ (0.09)	$ (0.10)
Weighted average shares outstanding, basic	6,559,217	6,504,106	6,504,106	3,033,300	2,788,302
Weighted average shares outstanding, diluted	6,559,217	6,504,106	6,504,106	3,033,300	2,788,302

Cordia Bancorp
Consolidated Financial Highlights (unaudited)
	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Results of Operations
Interest income	$ 2,553	$ 2,658	$ 2,625	$ 2,572	$ 2,362
Interest expense	543	527	500	497	467
Net interest income	2,010	2,131	2,125	2,075	1,895
Provision for (recovery of) loan losses	(340)	182	(106)	209	20
Net interest income after provision for (recovery of) loan losses	2,350	1,949	2,231	1,866	1,875
Non-interest income	213	200	82	62	123
Non-interest expense	2,212	2,089	2,231	2,198	2,282
Net income (loss)	$ 351	$ 60	$ 82	$ (270)	$ (284)

Earnings (loss) per share, basics and diluted	$ 0.05	$ 0.01	$ 0.01	$ (0.09)	$ (0.10)
Weighted average shares outstanding, basic	6,559,217	6,504,106	6,504,106	3,033,300	2,788,302
Weighted average shares outstanding, diluted	6,559,217	6,504,106	6,504,106	3,033,300	2,788,302

Performance Ratios
Return on average assets	0.44%	0.08%	0.11%	-0.38%	-0.48%
Return on average equity	5.20%	0.88%	1.21%	-4.21%	-8.64%
Return on average tangible equity	5.22%	0.88%	1.21%	-4.23%	-8.73%
Efficiency ratio	99.51%	89.62%	101.09%	102.85%	113.08%

Yields and Rates
Yield on loans	4.16%	4.29%	4.47%	4.40%	4.95%
Yield on securities	2.07%	2.04%	1.94%	2.27%	2.11%
Yield on interest earning assets	3.42%	3.53%	3.72%	3.78%	4.22%
Cost of interest bearing deposits	0.78%	0.76%	0.78%	0.82%	0.89%
Cost of total deposits	0.70%	0.68%	0.71%	0.74%	0.80%
Cost of borrowings	1.25%	1.25%	1.13%	1.12%	1.64%
Cost of interest bearing liabilities	0.83%	0.81%	0.81%	0.85%	0.93%
Interest rate spread	2.59%	2.72%	2.91%	2.94%	3.29%
Net interest margin	2.69%	2.83%	3.01%	3.05%	3.39%

Capital
Total equity to total assets	8.58%	8.52%	8.97%	9.11%	4.65%
Tangible equity to total assets	8.56%	8.49%	8.94%	9.07%	4.60%
Book value per share	4.23	4.17	4.15	4.14	4.67
Tangible book value per share	4.22	4.16	4.13	4.12	4.63
Common shares outstanding	6,584,106	6,504,106	6,504,106	6,504,106	2,788,302

Average Balances
Loans	$ 212,566	$ 207,833	$ 201,953	$ 205,104	$ 176,161
Securities	71,198	78,590	70,848	54,904	39,747
Earning assets	302,481	298,712	279,876	272,733	226,968
Total assets	321,455	315,167	295,834	286,525	241,660
Interest bearing deposits	235,388	234,953	223,927	215,856	193,952
Total deposits	264,434	262,947	248,087	238,416	215,721
FHLB borrowings	28,778	24,185	20,000	20,000	10,111
Interest bearing liabilities	264,166	259,138	243,927	235,856	204,057
Total equity	27,353	27,198	26,918	25,727	13,332
Tangible equity	27,254	27,089	26,800	25,601	13,196

Asset Quality
Net charge-offs/(recoveries)	(353)	319	75	306	5
Net charge-off rate	-0.67%	0.61%	0.15%	0.60%	0.01%
Non-performing loans	2,108	2,221	1,323	2,572	3,225
Non-performing assets	3,755	3,862	2,866	4,115	4,768
Allowance for loan losses	1,102	1,089	1,226	1,407	1,504
Non-performing loans as a % of total loans held for investment	0.96%	1.04%	0.65%	1.26%	1.57%
Non-performing assets as a % of total assets	1.16%	1.21%	0.95%	1.39%	1.70%
Allowance for loan losses as a % of total loans held for investment	0.50%	0.51%	0.60%	0.69%	0.73%
Allowance for loan losses as a % of non-performing loans	52.28%	49.03%	92.67%	54.70%	46.64%

Cordia Bancorp
GAAP to Non-GAAP Reconciliations (unaudited)

The table below shows the computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2015	2014	2014	2014	2014
Tangible Equity and Tangible Assets (Period End)
Total shareholders' equity (GAAP)	$ 27,858	$ 27,136	$ 26,982	$ 26,913	$ 13,026
Less: intangible assets	95	104	112	121	130
Tangible Equity (non-GAAP)	$ 27,763	$ 27,032	$ 26,870	$ 26,792	$ 12,896

Total assets (GAAP)	$ 324,544	$ 318,600	$ 300,807	$ 295,525	$ 280,256
Less: intangible assets	95	104	112	121	130
Tangible assets (non-GAAP)	$ 324,449	$ 318,496	$ 300,695	$ 295,404	$ 280,126

Total equity to total assets (GAAP)	8.58%	8.52%	8.97%	9.11%	4.65%
Book value per share (GAAP)	$ 4.23	$ 4.17	$ 4.15	$ 4.14	$ 4.67
Tangible equity to tangible assets (non-GAAP)	8.56%	8.49%	8.94%	9.07%	4.60%
Tangible book value per share (non-GAAP)	$ 4.22	$ 4.16	$ 4.13	$ 4.12	$ 4.63

Tangible Equity and Tangible Assets (Average)
Total shareholders' equity (GAAP)	$ 27,353	$ 27,198	$ 26,918	$ 25,727	$ 13,332
Less: intangible assets	99	109	118	126	136
Tangible Equity (non-GAAP)	$ 27,254	$ 27,089	$ 26,800	$ 25,601	$ 13,196

Total assets (GAAP)	321,455	315,167	295,834	286,525	241,660
Less: intangible assets	99	109	118	126	136
Tangible assets (non-GAAP)	$ 321,356	$ 315,058	$ 295,716	$ 286,399	$ 241,524

Total equity to total assets (GAAP)	8.51%	8.63%	9.10%	8.98%	5.52%
Book value per share (GAAP)	$ 4.15	$ 4.18	$ 4.14	$ 3.95	$ 4.78
Tangible equity to tangible assets (non-GAAP)	8.48%	8.60%	9.06%	8.94%	5.46%
Tangible book value per share (non-GAAP)	$ 4.14	$ 4.16	$ 4.12	$ 3.94	$ 4.73
CONTACT: FOR MORE INFORMATION CONTACT:
         Mark Severson,
         CFO, Cordia Bancorp Inc.
         804-763-1322